  Exhibit 99.1

Crexendo Announces First Quarter 2021 Results

PHOENIX, AZ—(Marketwired – May 11, 2021)

Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the first quarter ended March 31, 2021.

First Quarter Financial highlights:

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Total revenue increased 17% year-over-year to $4.5 million.
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Service revenue increased 19% year-over-year to $4.1 million.
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GAAP net loss of $(715,000) or a $(0.04) loss per basic and diluted common share.
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Non-GAAP net income of $308,000 or $0.02 per basic and diluted common share.

Financial Results for the First Quarter of 2021

Consolidated total revenue for the first quarter of 2021 increased 17% to $4.5 million compared to $3.9 million for the first quarter of 2020.

Consolidated service revenue for the first quarter of 2021 increased 19% to $4.1 million compared to $3.5 million for the first quarter of 2020.

●
Cloud Telecommunications Segment UCaaS service revenue for the first quarter of 2021 increased 21% to $4.0 million compared to $3.3 million for the first quarter of 2020.

●
Web Services Segment service revenue for the first quarter of 2021 decreased 26% to $116,000, compared to $156,000 for the first quarter of 2020.

Consolidated product revenue for the first quarter of 2021 decreased 3% to $368,000 compared to $379,000 for the first quarter of 2020.

Consolidated operating expenses for the first quarter of 2021 increased 45% to $5.3 million compared to $3.7 million for the first quarter of 2020. During the first quarter of 2021, acquisition related expenses accounted for $684,000 of the additional general and administrative expenses.

The Company reported a net loss of $(715,000) for the first quarter of 2021, or a $(0.04) loss per basic and diluted common share, compared to $140,000 net income, or $0.01 per basic and diluted common share for the first quarter of 2020.

Non-GAAP net income of $308,000 for the first quarter of 2021, or $0.02 per basic and diluted common share, compared to a non-GAAP net income of $275,000 or $0.02 per basic and diluted common share for the first quarter of 2020.

EBITDA for the first quarter of 2021 decreased to $(721,000), compared to $284,000 for the first quarter of 2020. Adjusted EBITDA for the first quarter of 2021 decreased to $245,000, compared to $389,000 for the first quarter of 2020.

Total cash, cash equivalents, and restricted cash at March 31, 2021 was $16.2 million compared to $17.7 million at December 31, 2020.

Cash used for operating activities for the first quarter of 2021 of $(248,000) compared to $(288,000) used for the first quarter of 2020. Cash used for investing activities for the first quarter of 2021 of $(2,192,000) compared to $(528,000) used for the first quarter of 2020. Cash provided by financing activities for the first quarter of 2021 of $965,000 compared to $71,000 for the first quarter of 2020.

Steven G. Mihaylo, Chief Executive Officer commented, “I continue to be very excited about the progress we are making and the direction we are headed. While I would have preferred to continue our streak of profitability, we fully expected to operate at a loss this quarter due to the expenses associated with the NetSapiens merger. There were some very good markers for us this quarter, UCaaS service revenue for the first quarter of 2021 increased 21% compared to the first quarter of 2020 and consolidated service revenue increased 19% year-over-year. These are very important and promising trends. It was also a transformational quarter for us with the signing of the merger agreement with NetSapiens. Our proxy is out to our shareholders and we should be able to close the NetSapiens merger hopefully by the end of this month. As I have said before, we will continue to grow the business both organically and through acquisitions, this quarter is a testament to our commitment to our plan.”

Mihaylo added, “I am very excited that we will shortly be rolling out the NetSapiens platform to our Crexendo customers. I am convinced that the NetSapiens video collaboration solutions and mobility solutions used for teleconferencing and telecommuting, are the best in the industry. In the new work from anywhere world, this will be a substantial benefit to the Crexendo customers. NetSapiens was recently spotlighted in Frost & Sullivan’s UCaaS (Unified Communications as a Service) report as the third-party platform vendor with the fastest growth rate in the North American market, and the report ranks NetSapiens at number 4 in UCaaS seats in the North American market. Our combined company pro forma consolidated revenue for 2020 of $27.8 million nearly a 20% increase compared to $23.3 million for 2019, this strong growth demonstrates why this merger is a benefit for our shareholders. Additionally, the NetSapiens community will benefit from our combined years of experience which will be very helpful in continuing to improve the offerings of both organizations. We will, as a joint team, continue to operate the business effectively and efficiently. We carefully monitor how we spend shareholder money, but we will do what is necessary to make our soon to be combined company the best in the industry. I could not be more excited about our future.”

Doug Gaylor, President and Chief Operating Officer, stated, “I am thrilled about our merger with NetSapiens! Our management teams continue to work together closely, and we will hit the ground running after the merger is completed. Our combined synergies, offerings and experiences will prove to be a substantial benefit to all of our customers and our shareholders. The combination of the talented resources from both organizations will make us a better and more complete Company to support over 1.7 million users. I share Steve’s enthusiasm and look forward to the future.”

Conference Call

The Company is hosting a conference call today, May 11, 2021 at 4:30 PM EST. The dial-in number for domestic participants is 888-506-0062 and 973-528-0011 for international participants. Please dial in five minutes prior to the beginning of the call at 4:30 PM EST and reference entry code 748152. A replay of the call will be available until May 18, 2021 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 41164.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being very excited about the progress being made and the direction it is headed; (ii) having fully expected to operate at a loss this quarter due to the expenses associated with the NetSapiens merger; (iii) believing that there were some very good markers for the quarter; (iv) believing that UCaaS service revenue and consolidated service revenue increases are very important and promising trends; (v) that the merger agreement with NetSapiens comprised a transformational quarter; (vi) should be able to close the NetSapiens merger by the end of this month; (vii) continuing to grow the business both organically and through acquisitions and this quarter being a testament to that plan; (VIII) being very excited about offering the NetSapiens platform to its customers; (ix) being convinced that the NetSapiens video collaboration tools are the best in the industry; (X) having accurately determined combined company pro forma consolidated revenue for 2020 of $27.8 million; (iv) believing the expected strong growth demonstrates why the merger is a benefit for its shareholders; (XI) believing that the NetSapiens community will benefit from the combined years of experience and that such experience will be very helpful in continuing to improve the offerings of both organizations; (xii) believing that as a joint team it will continue to operate the business effectively and efficiently; (xii) carefully monitoring how it spends shareholder money and will however do what is necessary to make the combined company the best in the industry; (xiii) not being more excited about its future; (xiii) being thrilled about the merger with NetSapiens; (xiv) combined management teams continue to work together closely and we will hit the ground running after the merger is completed; (xv) believing the combined synergies, offerings and experiences will prove to be a substantial benefit to its customers and its shareholders; and (xvi) believing that the combination of the talented resources from both organizations will make it a better and more complete Company.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2020, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.
Doug Gaylor
President and Chief Operating Officer
602-732-7990
dgaylor@crexendo.com

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited, in thousands, except par value and share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$16,204	$17,579
Restricted cash	-	100
Trade receivables, net of allowance for doubtful accounts of $20
as of March 31, 2021 and $21 as of December 31, 2020	486	538
Contract assets	205	159
Inventories	419	504
Equipment financing receivables	298	286
Contract costs	442	421
Prepaid expenses	503	190
Income tax receivable	129	4
Other current assets	2	-
Total current assets	18,688	19,781

Long-term equipment financing receivables, net	880	906
Property and equipment, net	2,776	2,734
Deferred income tax assets, net	6,054	6,054
Operating lease right-of-use assets	135	1
Intangible assets, net	2,433	252
Goodwill	1,395	272
Contract costs, net of current portion	543	549
Other long-term assets	225	156
Total Assets	$33,129	$30,705

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$190	$56
Accrued expenses	1,998	1,628
Finance leases	43	29
Notes payable	72	71
Operating lease liabilities	44	1
Contigent consideration	746	-
Contract liabilities	1,034	778
Total current liabilities	4,127	2,563

Contract liabilities, net of current portion	352	450
Finance leases, net of current portion	50	55
Notes payable, net of current portion	1,854	1,873
Operating lease liabilities, net of current portion	75	-
Total liabilities	6,458	4,941

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 18,424,602 shares issued and outstanding as of March 31, 2021 and 17,983,177 shares issued
and outstanding as of December 31, 2020	18	18
Additional paid-in capital	77,456	75,834
Accumulated deficit	(50,803)	(50,088)
Total stockholders' equity	26,671	25,764

Total Liabilities and Stockholders' Equity	$33,129	$30,705

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited, in thousands, except per share and share data)

	Three Months Ended March 31,
	2021	2020
Service revenue	$4,139	$3,488
Product revenue	368	379
Total revenue	4,507	3,867

Operating expenses:
Cost of service revenue	1,259	970
Cost of product revenue	225	220
Selling and marketing	1,241	1,038
General and administrative	2,254	1,188
Research and development	350	270
Total operating expenses	5,329	3,686

Income/(loss) from operations	(822)	181

Other income/(expense):
Interest income	-	1
Interest expense	(19)	(9)
Other income/(expense), net	2	(30)
Total other income/(expense), net	(17)	(38)

Income/(loss) before income tax	(839)	143

Income tax benefit/(provision)	124	(3)

Net income/(loss)	$(715)	$140

Earnings per common share:
Basic	$(0.04)	$0.01
Diluted	$(0.04)	$0.01

Weighted-average common shares outstanding:
Basic	18,189,783	14,905,599
Diluted	18,189,783	16,262,886

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(715)	$140
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	101	103
Share-based compensation	282	105
Changes in assets and liabilities:
Trade receivables	174	(54)
Contract assets	(46)	(6)
Equipment financing receivables	14	(102)
Inventories	97	153
Contract costs	(15)	(20)
Prepaid expenses	(309)	(323)
Income tax receivable	(125)	3
Other assets	(8)	(50)
Accounts payable and accrued expenses	291	(290)
Contract liabilities	11	53
Net cash used for operating activities	(248)	(288)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(29)	(528)
Business acquisition	(2,163)	-
Net cash used for investing activities	(2,192)	(528)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(11)	(8)
Repayments made on notes payable	(18)	(5)
Proceeds from exercise of options	1,146	84
Taxes paid on the net settlement of stock options	(152)	-
Net cash provided by financing activities	965	71

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,475)	(745)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	17,679	4,280

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$16,204	$3,535

Cash used during the year for:
Income taxes, net	$(1)	$-
Interest expense	$(19)	$(9)
Supplemental disclosure of non-cash investing and financing information:
Purchase of property and equipment with a note payable	$-	$2,000
Stock issued for the acquisition of Centric Telecom	$346	$-
Contingent consideration related to the acquisition of Centric Telecom	$746	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Revenue:
Cloud telecommunications	$4,391	$3,711
Web services	116	156
Consolidated revenue	4,507	3,867

Income/(Loss) from operations:
Cloud telecommunications	(817)	129
Web services	(5)	52
Total operating income/(loss)	(822)	181
Other income/(expense), net:
Cloud telecommunications	(17)	(6)
Web services	-	(32)
Total other income/(expense), net	(17)	(38)
Income/(Loss) before income tax provision:
Cloud telecommunications	(834)	123
Web services	(5)	20
Income/(Loss) before income tax provision	$(839)	$143

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses and amortization of intangibles. We define EBITDA as U.S. GAAP net income/(loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our May 11, 2021 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
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they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)

	Three Months Ended March 31,
	2021	2020
U.S. GAAP net income/(loss)	$(715)	$140
Share-based compensation	282	105
Acquisition related expenses	684	-
Amortization of intangible assets	57	30
Non-GAAP net income	$308	$275

Non-GAAP earnings per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02

Weighted-average common shares outstanding:
Basic	18,189,783	14,904,599
Diluted	19,484,148	16,262,886

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
U.S. GAAP net income/(loss)	$(715)	$140
Depreciation and amortization	101	103
Interest expense	19	9
Interest and other expense/(income)	(2)	29
Income tax provision/(benefit)	(124)	3
EBITDA	(721)	284
Acquisition related expenses	684	-
Share-based compensation	282	105
Adjusted EBITDA	$245	$389